Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On April 2, 2023, Extra Space Storage Inc., a Maryland corporation (“EXR Parent”), Extra Space Storage LP, a Delaware limited partnership (“EXR OP”), Eros Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Extra Space (“EXR Merger Sub”), Eros OP Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of EXR OP (“EXR OP Merger Sub” and, together with Extra Space, EXR OP and EXR Merger Sub, the “Extra Space Parties”), Life Storage, Inc., a Maryland corporation (“LSI”), and Life Storage LP, a Delaware limited partnership (“LSI OP”) entered into a Merger Agreement, as amended on May 18, 2023 (the “Merger Agreement”), pursuant to which, (a) EXR Merger Sub merged with and into Life Storage (the “Company Merger”), with LSI surviving the Company Merger and becoming a wholly owned subsidiary of EXR Parent (the “Surviving Entity”), (b) immediately after the effective time of the Company Merger (the “Company Merger Effective Time”), (i) the Surviving Entity was converted into a Maryland limited liability company and (ii) Life Storage Holdings, Inc., a Delaware corporation and the general partner of Life Storage OP (“LSI OP GP”), was converted into a Delaware limited liability company (such conversions, collectively, the “LLC Conversions”), (c) immediately after the LLC Conversions, EXR Parent contributed to EXR OP all of the outstanding equity interests of the Surviving Entity in exchange for the issuance by EXR OP to EXR Parent or its applicable subsidiaries of a number of newly issued partnership units in EXR OP equal to the number of shares of EXR Parent common stock (as defined below) issued in the Company Merger and (d) thereafter, EXR OP Merger Sub merged with and into LSI OP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with Life Storage OP surviving the Partnership Merger and becoming a wholly owned indirect subsidiary of EXR OP.

Pursuant to the terms of the Merger Agreement, on July 20, 2023, at the Company Merger Effective Time, each share of common stock, par value $0.01 per share, of Life Storage (“LSI common stock”) issued and outstanding as of immediately prior to the Company Merger Effective Time (other than shares of Life Storage Common Stock owned by any of the Life Storage Parties, the Extra Space Parties or any of their respective wholly owned subsidiaries, which were canceled) was automatically converted into the right to receive 0.895 (the “Exchange Ratio”) of a validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of EXR Parent (“EXR Parent common stock”) (the “Merger Consideration”), together with cash in lieu of fractional shares, without interest, but subject to any withholding required under applicable law, upon the terms and subject to the conditions set forth in the Merger Agreement.

Upon the consummation of the Mergers, former LSI stockholders owned approximately 35% and pre-closing EXR Parent stockholders owned approximately 65% of the issued and outstanding combined company common stock.

We are providing the following unaudited pro forma condensed combined financial information, further described in Note 1—Basis of Presentation, to allow the Company to incorporate the financial information included herein by reference in future filings with the Securities and Exchange Commission (“SEC”).

Pro Forma Information

The following Unaudited Pro Forma Condensed Combined Financial Statements combine the historical consolidated financial statements of EXR Parent and LSI, which we refer to as the “Pro Forma Financial Statements.”

The accompanying Pro Forma Statements of Income for the year ended December 31, 2023 have been prepared as if the Mergers had occurred as of January 1, 2023, the beginning of the earliest period presented.

During the period from January 1, 2023, to December 31, 2023, EXR Parent and LSI acquired and disposed of various real estate assets. None of the assets acquired and disposed of by the respective companies during this period, individually or in the aggregate, exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following Pro Forma Statements of Income for the year ended December 31, 2023 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2023.

Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to the Pro Forma Financial Statements, which are referred to in this section as the accompanying notes.

The Pro Forma Financial Statements have been prepared based upon the conclusion that the Mergers were accounted for as an asset acquisition under ASC 805-50 as substantially all of the fair value of the gross assets acquired was concentrated in a group of similar identifiable assets, and therefore, the Mergers were not considered a business combination. Under the asset acquisition method of accounting, the assets of LSI as of the effective date of the Mergers were measured by EXR Parent following a cost accumulation and allocation model under which the cost of the acquisition was allocated on a relative fair value basis to the net assets acquired.

The Pro Forma Financial Statements have been prepared in accordance with the rules and regulations of the SEC. All significant adjustments that can be factually supported, are directly attributable to the Mergers and are expected to have a continuing impact within the SEC regulations covering the preparation of the Pro Forma Financial Statements, have been made. The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the combined operating results that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor are they necessarily indicative of future operating results. We anticipate significant corporate general and administrative as well as property operating cost savings as a result of the Mergers, but there can be no assurance that we will be successful in achieving these anticipated cost savings. Therefore, the Pro Forma Financial Statements included herein do not give effect to any synergies, potential cost reductions or other operating efficiencies that we expect to result from the Mergers based on management’s actions, plans or intent after the Mergers.

You are urged to read the Pro Forma Financial Statements below together with EXR Parent’s and LSI’s publicly available historical consolidated financial statements and accompanying notes.

Merger Consideration

The following table summarizes the fair value of total consideration transferred for the Mergers:

Consideration Type	July 20, 2023
Common stock (1)	$11,353,338
OP units (1)	249,470
Cash for payoff of Life Storage credit facility and debt	1,192,000
Transaction costs	55,318
Total consideration	$12,850,127

(1)	LSI stockholders and Life Storage OP unitholders received 0.895 of a newly issued share of EXR Parent common stock or 0.895 of a new EXR OP common unit, respectively, for each share of LSI common stock or Life Storage OP common unit, respectively, that they owned as of immediately prior to consummation of the Mergers. Shares related to the acceleration of unvested LSI equity awards under LSI’s equity incentive plans that became fully vested at closing are included in the issued shares.

EXTRA SPACE STORAGE INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
For the year ended December 31, 2023
(In thousands, except share and per share data)

	Historical (A)		Transaction Accounting Adjustments		Pro Forma Combined
	Extra Space Storage	Life Storage
Revenues:
Property rental	$2,222,578	$534,786	$—		$2,757,364
Tenant reinsurance	235,680	46,655	—		282,335
Management fees and other income	101,986	29,127	—		131,113
Total revenues	2,560,244	610,568	—		3,170,812
Expenses:
Property operations	612,036	164,780	—	(B)	776,816
Tenant reinsurance	58,874	19,897	—	(B)	78,771
Life Storage Merger transition costs	66,732	114,772	—	(B)	181,504
General and administrative	146,408	51,788	—	(B)	198,196
Depreciation and amortization	506,053	110,554	154,833	(C)	771,440
Total expenses	1,390,103	461,791	154,833		2,006,727
Gain on sale of non-real estate assets	—	1,014	—		1,014
Income from operations	1,170,141	149,791	(154,833)		1,165,099
Interest expense	(419,035)	(75,317)	(43,306)	(D)	(537,658)
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	(18,786)	—	(25,400)	(D)	(44,186)
Interest income	84,857	26	—		84,883
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	817,177	74,500	(223,539)		668,138
Equity in earnings and dividend income from unconsolidated real estate entities	54,835	4,203	(772)	(E)	58,266
Income tax expense	(21,559)	(2,211)	—		(23,770)
Net income (loss)	850,453	76,492	(224,312)		702,633
Net (income) loss allocated to noncontrolling interests	(47,255)	(3,070)	9,003	(F)	(41,322)
Net income (loss) attributable to common stockholders	$803,198	$73,422	$(215,309)		$661,311
Earnings per common share
Basic	$4.74	$0.86			$3.13
Diluted	$4.74	$0.86			$3.11
Weighted average number of shares
Basic	169,216,989	84,956,896			210,979,925	(G)
Diluted	169,220,882	85,272,079			212,658,544	(G)

Notes to the Pro Forma Financial Statements

(1) Basis of Presentation

As described above, the Mergers were accounted for as an asset acquisition in accordance with GAAP. Under the asset acquisition method of accounting, the assets of LSI as of the effective date of the Mergers were measured by EXR Parent following a cost accumulation and allocation model under which the cost of the acquisition was allocated on a relative fair value basis to the net assets acquired.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2023 give pro forma effect to the Mergers as if completed on January 1, 2023.

(2) Purchase Price Allocation

The following allocation of the purchase price of LSI is based on the fair value of the tangible and intangible assets and liabilities of LSI at July 20, 2023.

The accompanying unaudited pro forma condensed combined statements of operations reflects the total purchase consideration of $12.9 billion and is allocated to the tangible and intangible assets acquired and assumed liabilities based on the following (dollar amounts in thousands):

July 20, 2023
Real estate assets	$14,587,735
Equity investment in joint venture partnerships	325,250
Cash and other assets	107,423
Intangible assets - other	82,000
Trade name	50,000
Unsecured senior notes	(2,106,866)
Accounts payable, accrued expenses and other liabilities	(191,077)
Noncontrolling interests	(4,338)
Fair value of net assets acquired	$12,850,127

(3) Historical Financial Statements

(A)    The unaudited pro forma condensed combined statements of income should be read in conjunction with the accompanying notes together with EXR Parent’s publicly available historical consolidated financial statements and accompanying notes for the year ended December 31, 2023 and LSI's publicly available historical consolidated financial statements and accompanying notes for the six months ended June 30, 2023. The historical LSI statement of income is for the period from January 1, 2023 through July 19, 2023. In order to conform to the current EXR Parent presentation, we condensed and reclassified certain amounts presented in the historical financial statements of LSI, as follows:

Statements of Operations

•LSI’s historical presentation of Property operations and maintenance expenses, presented as Property operations at EXR Parent, has been adjusted to include Real estate tax amounts which are presented separately on LSI’s historical financials, as follows (in thousands):

For the Period from January 1, 2023 to July 19, 2023
Property operations and maintenance (historical)	$104,707
Add: Real estate taxes	60,073
Property operations, as presented	$164,780

•LSI’s historical financial statements do not present expenses related to income tax or the Mergers as a separate line items. Rather, these amounts have historically been grouped into General and administrative expenses and Gain on sale of non-real estate assets. As such, to comply with EXR Parent’s presentation of Income tax expense and Life Storage Merger transition costs, the applicable amounts have been allocated as follows (in thousands):

For the Period from January 1, 2023 to July 19, 2023
General and administrative (historical)	$168,519
Less: Income tax portion of G&A	(1,959)
Less: Merger transition costs of G&A	(114,772)
General and administrative, as presented	$51,788
Gain on sale of non-real estate assets (historical)	$762
Add: Income tax portion of Gain on sale of non-real estate assets	252
Gain on sale of non-real estate assets, as presented	$1,014
Income tax expense historically categorized as G&A	$1,959
Add: Income tax expense historically categorized as Gain on sale of non-real estate assets:	252
Income tax expense, as presented	$2,211
Life Storage Merger transition costs (historical)	$—
Add: Merger transition costs historically categorized as G&A	114,772
Life Storage Merger transition costs, as presented	$114,772

(4) LSI Transaction Accounting Adjustments

Adjustments for Pro Forma Condensed Combined Statements of Income

The pro forma adjustments to the Pro Forma Condensed Combined Statements of Income assume that a purchase price allocation done as of January 1, 2023 was equivalent to amounts assigned based on the purchase price allocation done at July 20, 2023.

(B)    We expect that the Mergers will create significant corporate general and administrative as well as property operating cost savings. There can be no assurance that we will be successful in achieving these anticipated cost savings. Therefore, the Pro Forma Financial Statements included herein do not give effect to any synergies, potential cost reductions or other operating efficiencies that we expect to result from the Mergers based on management’s plans or intent after the Mergers.

(C)    Depreciation and amortization expense is adjusted to remove $110.6 million of LSI’s historical depreciation and amortization expense and recognize $265.4 million of depreciation and amortization expense for the year ended December 31, 2023. For purposes of this adjustment, we used a useful life of 39 years for operating properties and a useful life between 12 months and 36 months for various intangible assets.

(D)    We adjusted LSI’s interest expense based on the fair value of debt. The adjustment to interest expense includes the removal of LSI’s historical interest expense, including amortization of deferred financing costs and debt discounts, and the calculation of interest expense based on the fair value of acquired debt.

(E)    We adjusted LSI’s investments in unconsolidated entities to fair value. As a result, we adjusted the equity in earnings that LSI recognized from these entities to reflect the impact the amortization of these fair value adjustments would have had on earnings from these unconsolidated entities.

(F)    An adjustment was made to reflect the Life Storage OP unitholders’ share of all of the pro forma adjustments described above based on their ownership percentage.

(5) Combined Pro Forma Adjustments

(G)    The unaudited pro forma adjustments to shares or units outstanding used in the calculation of basic earnings per share or unit attributable to common stockholders or unitholders and diluted earnings per share attributable to common stockholders or unitholders, after giving effect to the exchange ratios for the Mergers, were as follows (in thousands):

Year Ended December 31, 2023
Extra Space Inc.
Extra Space weighted average common shares outstanding – Basic	134,762,566
Shares issued to LSI stockholders – pro forma basis(1)	76,217,359
Weighted average common shares outstanding – Basic	210,979,925
Extra Space weighted average common shares outstanding – Diluted	134,766,459
Shares issued to LSI stockholders – pro forma basis(1)	76,217,359
OP units issued to Life Storage OP unitholders – pro forma basis(1)	1,674,726
Weighted average common shares outstanding – Diluted	212,658,544

(1)	The pro forma weighted average shares or units outstanding assumes the issuance of shares of EXR Parent common stock and EXR OP common units in connection with the Mergers.